                                                                   EXHIBIT 10(c)

                               HARRIS CORPORATION
                              STOCK INCENTIVE PLAN
                         AMENDED AS OF AUGUST 26, 1994


1. PURPOSE.

  The purpose of the Harris Corporation Stock Incentive Plan (the "Plan") is to promote the long-term growth and performance of Harris Corporation (the "Corporation") and its affiliates and to attract and retain outstanding individuals by awarding directors and salaried employees performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other stock-based awards.

2. DEFINITIONS

  The following definitions are applicable to the Plan:

  "Award" means the grant of performance shares, restricted stock, stock options, stock appreciation rights or other stock-based award under the Plan.

  "Board" means the Board of Directors of the Corporation.

  "Board Committee" means a committee of the Board consisting of the members of the Board who are not employees of the Corporation or any affiliate thereof.

  "Commission" means the Securities and Exchange Commission.

  "Committee" means a committee of the Board to which the Board has delegated authority and responsibility under the Plan and which shall be appointed by, and serve at the pleasure of, the Board, and shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or under any successor rule adopted by the Commission.

  "Common Stock" means the common stock of the Corporation, $1.00 par value per share.

  "Grant Date" means the date on which the grant of an Option under Section 7.1 hereof or a SAR under Section 8.1 hereof becomes effective pursuant to the terms of the Stock Option Agreement or Stock Appreciation Rights Agreement, as the case may be, relating thereto.

  "Option" means the option to purchase shares of Common Stock granted under Sections 7.1 and 10.1 hereof.

  "Option Price" means the purchase price of each share of Common Stock under an Option.

  "Outside Director" means a member of the Board who is not an employee of the Corporation or any affiliate thereof.

  "Participant" means any salaried employee of the Corporation and its affiliates designated by the Board Committee to receive an Award under the Plan.

  "Performance Period" means the period of time established by the Board Committee for achievement of certain objectives under Section 5.1 hereof.

  "Restriction Period" means the period of time specified in a Performance Share Award Agreement or a Restricted Stock Award Agreement, as the case may be, between the Participant and the Corporation during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of shares of Common Stock awarded under the Plan, and (ii) subject to the terms of the applicable agreement, the continued employment of the Participant.

  "Stock Appreciation Rights" or "SARs" means the right to receive a cash payment from the Corporation equal to the excess of the fair market value of a stated number of shares of Common Stock at the exercise date over a fixed price for such shares.

3. SHARES SUBJECT TO PLAN

  3.1 SHARES RESERVED UNDER THE PLAN. The aggregate number of shares of Common Stock which may be awarded under the Plan in each fiscal year of the Corporation, subject to adjustment as provided in Section 3.2 hereof, shall be one percent (1%) of the total outstanding shares of Common Stock as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of shares of Common Stock available for grant hereunder in previous years but not subject of Awards granted hereunder in such year; and provided further, that no more than two million (2,000,000) shares of Common Stock shall be cumulatively available for the grant of incentive stock options under the Plan. In addition, any Common Stock issued by the Corporation through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the shares available for grants under the Plan. Shares of Common Stock to be issued pursuant to the Plan may be authorized and unissued shares, treasury shares, or any combination thereof. Subject to Section 8.2 hereof, if any shares of Common Stock subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of such shares of Common Stock to a Participant, or if any shares of Common Stock are surrendered by a Participant in full or partial payment of the Option Price of an Option, such shares, to the extent of any such forfeiture, termination or surrender, shall again be available for grant under the Plan; PROVIDED, HOWEVER, that shares of Common Stock surrendered by a Participant subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor thereto, in payment of the Option Price, shall be available for grant under the Plan only to Participants not subject to such Section; and

  3.2 ADJUSTMENTS. Subject to Section 12 hereof, the aggregate number of shares of Common Stock which may be awarded under the Plan and outstanding Awards shall be adjusted by the Board Committee to reflect a change in the capitalization of the Corporation, including but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders; provided that the number and price of shares subject to outstanding Options granted to Outside Directors pursuant to Section 10 hereof and the number of shares subject to future Options to be granted pursuant to
Section 10 shall be subject to adjustment only as set forth in Section 10 hereof.

4. ADMINISTRATION OF PLAN

  4.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board Committee; PROVIDED, HOWEVER, the Board Committee may delegate some or all of its authority and responsibility under the Plan to the Committee; PROVIDED, FURTHER, that the Board Committee may not delegate to the Committee any authority to make Awards hereunder to the Chief Executive Officer of the Corporation. The Board Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. In addition, the Board Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board Committee, be necessary or desirable to further the purpose of the Plan. Notwithstanding the foregoing, neither the Board, the Board Committee nor the Committee shall have any discretion with respect to Options granted to Outside Directors pursuant to Section 10 hereof.

  4.2 DESIGNATION OF PARTICIPANTS. Participants shall be selected, from time to time, by the Board Committee, from those salaried employees of the Corporation and its affiliates who, in the opinion of the Board Committee, have the capacity to contribute materially to the continued growth and successful performance of the Corporation.

5. PERFORMANCE AWARDS

  5.1 AWARDS. Awards of shares of Common Stock may be made, from time to time, to such salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. The release of such shares to the Participant at the lapse of restriction on the sale or transfer of shares subject to such Awards shall be contingent upon (i) achievement of such corporate, sector, division or other objectives during the Performance Period as shall be established by the Board Committee and (ii) the expiration of the Restriction Period. Except as provided in Section 11 hereof and the Performance Share Award Agreement between the Participant and the Corporation, shares subject to such Awards under this Section 5.1 shall be released to the Participant only after the expiration of the relevant Restriction Period. Each Award under this Section 5.1 shall be evidenced by a Performance Share Award Agreement between the Participant and the Corporation which shall specify the applicable performance objectives, the Performance Period, the Restriction Period, any forfeiture conditions and such other terms and conditions as the Board Committee shall determine.

  5.2 STOCK CERTIFICATES. Upon expiration of the Restriction Period, the Corporation shall issue a certificate registered in the name of the Participant or his designee evidencing the shares of Common Stock to which the Participant is entitled and release such shares to the custody of the Participant.

  5.3 RIGHTS AS SHAREHOLDERS. Subject to the provisions of the Performance Share Award Agreement between the Participant and the Corporation, during the Performance Period, Participants may exercise full voting rights with respect to all shares awarded thereto under Section 5.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those shares. During the period between the completion of the Performance Period and the expiration of the Restriction Period, Participants may exercise full voting rights and shall be entitled to receive dividends and other distributions only as to the number of shares determined in accordance with the Performance Share Award Agreement between the Participant and the Corporation.

  5.4 TRANSFERABILITY OF SHARES. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

  5.5 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of either the Corporation or of one of its affiliates, the number of shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Corporation.

  5.6 TRANSFER OF EMPLOYMENT. If a Participant transfers employment from one business unit of the Corporation or any of its affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of shares of Common Stock as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

6. RESTRICTED STOCK AWARDS

  6.1 AWARDS. Awards of shares of Common Stock subject to such restrictions as to vesting and otherwise as the Board Committee shall determine, may be made, from time to time, to salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. The Board Committee may in its sole discretion at the time of the Award or at any time thereafter provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 6.1 shall be evidenced by a Restricted Stock Award Agreement between the Participant and the Corporation which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

  6.2 STOCK CERTIFICATES. Upon expiration of the Restriction Period, the Corporation shall issue a certificate registered in the name of the Participant or his designee evidencing the shares of Common Stock to which the Participant is entitled and release such shares to the custody of the Participant.

  6.3 RIGHTS AS SHAREHOLDERS. During the Restriction Period, Participants may exercise full voting rights with respect to all shares awarded thereto under
Section 6.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those shares.

  6.4 TRANSFERABILITY OF SHARES. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

  6.5 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of either the Corporation or of any of its affiliates, the number of shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Corporation. All remaining shares as to which restrictions apply at the date of termination of employment shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

7. STOCK OPTIONS

  7.1 GRANTS. Options may be granted, from time to time, to such salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; PROVIDED HOWEVER, that such price shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the Grant Date. The number of shares of Common Stock subject to each option granted to each Participant, the terms of each option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; PROVIDED, HOWEVER, that no option shall be exercisable any later than ten (10) years from the Grant Date. Each option shall be evidenced by a Stock Option Agreement between the Participant and the Corporation which shall specify the type of Option granted, the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

  7.2 PAYMENT OF OPTION PRICE. No shares of Common Stock shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Participant. Upon exercise, the Option Price may be paid in cash, in shares of Common Stock having a fair market value equal to the Option Price, or in any combination thereof.

  7.3 RIGHTS AS SHAREHOLDERS. Participants shall not have any of the rights of a shareholder with respect to any shares subject to an Option until such shares have been issued upon the proper exercise of such Option.

  7.4 TRANSFERABILITY OF OPTIONS. Options granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All Options granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact.

  7.5 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of either the Corporation or of any of its affiliates, the Options granted hereunder shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Corporation.

  8.  STOCK APPRECIATION RIGHTS

  8.1 GRANTS. Stock Appreciation Rights may be granted, from time to time, to such salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either (i) in connection with an Option or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; PROVIDED, HOWEVER, that such price shall not be less than one-hundred percent (100%) of the fair market value of the number of shares of Common Stock subject of the grant on the Grant Date. In the event the SAR is granted in connection with an Option, the fixed price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by a Stock Appreciation Rights Agreement between the Participant and the Corporation which shall specify the type of SAR granted, the number of SARs, the conditions upon which the SARs vest and such other terms and conditions as the Board Committee shall determine.

  8.2 EXERCISE OF SARS. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; PROVIDED, HOWEVER, that SARs granted in connection with Options may be exercised only to the extent the related Options are then exercisable. Notwithstanding Section 3.1 hereof, upon exercise of a SAR granted in connection with an Option as to all or some of the shares subject of such Award, the related Option shall be automatically cancelled to the extent of the number of shares subject of the exercise, and such shares shall no longer be available for grant hereunder. Conversely, if the related Option is exercised as to some or all of the shares subject of such Award, the related SAR shall automatically be cancelled to the extent of the number of shares of the exercise, and such shares shall no longer be available for grant hereunder.

  8.3 PAYMENT OF EXERCISE. Upon exercise of a SAR, the holder shall be paid in cash the excess of the fair market value of the number of shares subject of the exercise over the fixed price, which in the case of a SAR granted in connection with an Option shall be the Option Price for such shares.

  8.4 RIGHTS OF SHAREHOLDERS. Participants shall not have any of the rights of a shareholder with respect to any Options granted in connection with a SAR until shares have been issued upon the proper exercise of an Option.

  8.5 TRANSFERABILITY OF SARS. SARs granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian, or attorney-in-fact.

  8.6 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of either the Corporation or of any of its affiliates, SARs granted hereunder shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Corporation.

9. OTHER STOCK-BASED AWARDS

  Awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, may be made, from time to time, to salaried employees of the Corporation and its affiliates as may be selected by the Board Committee. Such Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may in its sole discretion determine the terms and conditions of any such Award. Each such Award shall be evidenced by an agreement between the Participant and the Corporation which shall specify the number of shares of Common Stock subject of the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine.

10.  OUTSIDE DIRECTORS' OPTIONS

  10.1 GRANTS. Effective the date of the 1990 Annual Meeting of Shareholders and on the date of each Annual Meeting thereafter, each Outside Director shall automatically be granted an Option to purchase 1,000 shares of Common Stock. All such Options shall be nonstatutory stock options. The Option Price shall be one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of grant.

  10.2 EXERCISE OF OPTIONS. Except as set forth in this Section 10, twenty-five percent (25%) of the total number of shares subject of an Option granted to an Outside Director shall become exercisable on the first anniversary of the date of grant of the year in which the option is granted and twenty-five percent (25%) on the anniversary date of each of the next three succeeding years. The right to purchase shares with respect to shares which have become exercisable shall be cumulative during the term of the Option. Any Option granted to Outside Directors that has been outstanding for more than one
(1) year shall immediately become exercisable in the event of a Change of Control, as hereinafter defined. The Option may be exercised by the Outside Director during the period that the Outside Director remains a member of the Board and for a period of three (3) months following retirement, provided that only those Options exercisable at the date of the Outside Director's retirement may be exercised during the period following retirement and, provided further, that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

  In the event of the death of an Outside Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Outside Director's estate or by the person or persons to whom the Outside Director's rights under the Option shall pass by the Outside Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Outside Director was entitled to exercise the Option at the date of the Outside Director's death, provided that in no event shall the Option be exercisable more than ten (10) years after the date of grant.

  10.3 PAYMENT OF OPTION PRICE. An Option granted to an Outside Director shall be exercisable only upon payment to the Corporation of the Option Price. Payment for the shares shall be in United States dollars, payable in cash or by check.

  10.4 ADJUSTMENTS. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the shares of Common Stock are changed into or become exchangeable for a larger or smaller number of shares, thereafter the number of shares subject to outstanding Options granted to Outside Directors and the number of shares subject to Options to be granted to Outside Directors pursuant to the provisions of this Section 10 shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change in corporate structure, provided that the number of shares shall always be a whole number, and the purchase price per share of any outstanding Options shall, in the case of an increase in the number of shares, be proportionately reduced, and in the case of a decrease in the number of shares, shall be proportionately increased.

11.  CHANGE OF CONTROL

  11.1 DEFINITION OF CHANGE OF CONTROL. For purposes hereof, a "change of control" shall be deemed to have occurred if (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 or any rules or regulations thereunder, acquires shares of the Corporation having twenty percent (20%) or more of the total number of votes that may be cast for the election of directors of the Corporation, or (ii) as the result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of the Corporation or any successor to the Corporation.

  11.2 ACCELERATION OF BENEFITS. In the event of a "change of control" of the Corporation, all outstanding Awards shall be cashed out immediately prior to the occurrence of the "change of control" in such manner and in such amounts as determined by the Board Committee in its sole discretion at the time such Awards are made.

12.  AMENDMENT OR TERMINATION OF PLAN

  Until such time as a "change of control" shall have occurred, the Board or the Board Committee may amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would impair the rights of a Participant to whom shares of Common Stock have theretofore been awarded without the consent of said Participant; and provided, further, that neither the Board nor the Board Committee may make any alteration or amendment to the Plan which would materially increase the benefits accruing to Participants under the Plan, increase the aggregate number of shares which may be issued under the Plan (other than an increase reflecting a change in capitalization of the Corporation), change the class of employees eligible to participate in the Plan, or amend, modify or delete Section 10 hereof, without the approval of the shareholders of the Corporation so long as such approval is required by applicable law or regulation. Further, Section 10 hereof may not be amended more frequently than once every six months, except to comply with changes to the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules promulgated thereunder.

13.  MISCELLANEOUS

  13.1 RIGHTS OF EMPLOYEES. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any affiliate to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Corporation or any affiliate.

  13.2 TAX WITHHOLDING.     The Corporation shall have the authority to
withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and a local tax withholding requirements associated with any Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Corporation shares of Common Stock held by such Participant having a fair market value equal to the amount of the tax or (ii) directing the Corporation to retain shares of Common Stock otherwise issuable to the Participant under the Plan.

  13.3 STATUS OF AWARDS.    Awards hereunder shall not be deemed compensation
for purposes of computing benefits under any retirement plan of the Corporation or affiliate and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

  13.4 WAIVER OF RESTRICTIONS. The Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

  13.5 DELEGATION TO MANAGEMENT. The Board Committee may delegate to one or more officers of the Corporation or a committee of officers the right to grant Awards hereunder to employees who are not officers or directors of the Corporation and to cancel or suspend Awards to employees who are not officers or directors of the Corporation.

  13.6 ADJUSTMENT OF AWARDS. Subject to Section 12, the Board Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards (except Options granted pursuant to Section 10 hereof) in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; provided, however, that no such adjustment shall impair the rights of any Participant without his consent. The Board Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, including without limitation, previously granted Options having higher Option Prices and grants or rights under any other plan of the Corporation or of any acquired entity. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, neither the Board, the Board Committee nor any Committee shall have the right to make any adjustments in the terms or conditions of Options granted pursuant to Section 10.

  13.7 CONSIDERATION FOR AWARDS. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services.

  13.8 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective as of July 1, 1989, subject to the approval of the Plan by the holders of a majority of the shares of Common Stock at the 1990 Annual Shareholders meeting. Any grants made hereunder prior to such approval shall be effective when made (unless otherwise specified by the Board Committee at the time of grant), but shall be conditioned on, and subject to, the approval of the Plan by shareholders. Unless terminated under the provisions of Section 12 hereof, the Plan shall continue in effect until terminated by the Board.

  Approved by the Board of Directors this 26th day of August, 1994.

                                            Attested:



                                            ______________________________
                                            /c/ R. L. Ballantyne
f94064